EXECUTION VERSION

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                                  KOOKMIN BANK

                                       and

                                 CITIBANK, N.A.

                                  As Depositary

                                       and

                        HOLDERS AND BENEFICIAL OWNERS OF
                           AMERICAN DEPOSITARY SHARES

                  Second Amended and Restated Deposit Agreement

                          Dated as of November 21, 2006

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                                TABLE OF CONTENTS

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PARTIES..................................................................................................1

RECITALS.................................................................................................1

ARTICLE 1
DEFINITIONS

         Section 1.01          Affiliate.................................................................2
         Section 1.02          Affiliated Owner..........................................................2
         Section 1.03          American Depositary Shares................................................2
         Section 1.04          Beneficial Owner..........................................................3
         Section 1.05          Business Day..............................................................3
         Section 1.06          Certificated ADSs.........................................................3
         Section 1.07          Commission................................................................3
         Section 1.08          Company...................................................................3
         Section 1.09          CSD.......................................................................3
         Section 1.10          Custodian.................................................................3
         Section 1.11          Deliver; Surrender........................................................4
         Section 1.12          Deposit Agreement.........................................................4
         Section 1.13          Depositary; Principal Office..............................................4
         Section 1.14          Deposited Securities......................................................4
         Section 1.15          Dollars; Won..............................................................5
         Section 1.16          DTC.......................................................................5
         Section 1.17          DTC Participant...........................................................5
         Section 1.18          Foreign Currency..........................................................5
         Section 1.19          Foreign Registrar.........................................................5
         Section 1.20          Original Deposit Agreement................................................5
         Section 1.21          Original Depositary.......................................................5
         Section 1.22          Holder....................................................................5
         Section 1.23          Pre-Release...............................................................6
         Section 1.24          Receipt(s), American Depositary Receipt(s) and ADR(s).....................6
         Section 1.25          Registrar.................................................................6
         Section 1.26          Restricted Securities.....................................................6
         Section 1.27          Securities Act of 1933....................................................7
         Section 1.28          Shares....................................................................7
         Section 1.29          Uncertificated ADSs.......................................................7

ARTICLE 2
FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

         Section 2.01          Form and Transferability of Receipts......................................7
         Section 2.02          Deposit of Shares.........................................................9
         Section 2.03          Issuance of ADSs.........................................................12
         Section 2.04          Transfer of Receipts; Combination and Split-up of Receipts...............13
         Section 2.05          Surrender of ADSs and Withdrawal of Deposited Securities.................14
         Section 2.06          Limitations on Execution and Delivery, Transfer and Surrender of ADSs....15
         Section 2.07          Lost Receipts, etc.......................................................16
         Section 2.08          Cancellation and Destruction of Surrendered Receipts.....................16
         Section 2.09          Pre-Release Transactions.................................................17
         Section 2.10          Maintenance of Records...................................................17
         Section 2.11          [Intentionally Omitted]..................................................18
         Section 2.12          Certificated/Uncertificated ADSs.........................................18
         Section 2.13          Restricted ADSs..........................................................19

ARTICLE 3
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

         Section 3.01          Filing Proofs, Certificates and Other Information........................21
         Section 3.02          Liability of Holders and Beneficial Owners for Taxes.....................21
         Section 3.03          Warranties on Deposit of Shares..........................................22
         Section 3.04          Disclosure of Interests..................................................22
         Section 3.05          Ownership Restrictions...................................................23

ARTICLE 4
THE DEPOSITED SECURITIES

         Section 4.01          Cash Distributions.......................................................23
         Section 4.02          Distributions Other Than Cash, Shares or Rights..........................24
         Section 4.03          Distributions in Shares..................................................24
         Section 4.04          Rights...................................................................25
         Section 4.05          Conversion of Foreign Currency...........................................27
         Section 4.06          Fixing of Record Date....................................................28
         Section 4.07          Voting of Deposited Securities and Attendance at Meetings................28
         Section 4.08          Changes Affecting Deposited Securities...................................30
         Section 4.09          Available Information; Reports...........................................30
         Section 4.10          Lists of Holders.........................................................31
         Section 4.11          Withholding..............................................................31

ARTICLE 5
THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

         Section 5.01          Maintenance of Office and Transfer Books by the Depositary...............32
         Section 5.02          Prevention or Delay in Performance by the Depositary or the Company......33
         Section 5.03          Obligations of the Depositary, the Custodian and the Company.............34
         Section 5.04          Resignation and Removal of the Depositary................................35
         Section 5.05          The Custodian............................................................36
         Section 5.06          Reports, Notices and Other Communications................................36
         Section 5.07          Distribution of Additional Shares, Rights, etc...........................38
         Section 5.08          Indemnification..........................................................39
         Section 5.09          Charges of Depositary....................................................40
         Section 5.10          Retention of Depositary Documents........................................41
         Section 5.11          Exclusivity..............................................................41

ARTICLE 6
AMENDMENT AND TERMINATION

         Section 6.01          Amendment................................................................41
         Section 6.02          Termination..............................................................42

ARTICLE 7
MISCELLANEOUS

         Section 7.01          Counterparts.............................................................43
         Section 7.02          No Third Party Beneficiaries.............................................43
         Section 7.03          Severability.............................................................43
         Section 7.04          Holders and Beneficial Owners as Parties; Binding Effect.................43
         Section 7.05          Notices..................................................................44
         Section 7.06          Submission to Jurisdiction; Appointment of Agent for Service of Process..45
         Section 7.07          Governing Law............................................................45
         Section 7.08          Headings.................................................................45
         Section 7.09          Amendment and Restatement................................................45

EXHIBIT A           Form of Receipt

EXHIBIT B           Fee Schedule
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                  SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT

      SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of November 21, 2006 among (i) KOOKMIN BANK, a company organized under the laws of the Republic of Korea (herein called the Company), (ii) CITIBANK, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary, and any successor as depositary hereunder (herein called the Depositary), and all Holders and Beneficial Owners (as hereinafter defined) from time to time of American Depositary Shares (as hereinafter defined) issued hereunder.

                              W I T N E S S E T H:

      WHEREAS, the Company and the Original Depositary (as hereinafter defined) previously entered into the Original Deposit Agreement (as hereinafter defined); and

      WHEREAS, the Company desires to amend and restate the Original Deposit Agreement and establish with the Depositary an American Depositary Receipt facility to provide inter alia for the deposit of Shares (as hereinafter defined) and the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares (as hereinafter defined) issued as Certificated American Depositary Shares; and

      WHEREAS, the Depositary is willing to act as the depositary for such American Depositary Receipt facility upon the terms set forth in the Deposit Agreement (as hereinafter defined); and

      WHEREAS, any American Depositary Receipts issued pursuant to the terms of the Deposit Agreement are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:


                                       1
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      SECTION 1.01 Affiliate.

      The term "Affiliate" shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act (as hereinafter defined), or under any successor regulation thereto.

      SECTION 1.02 Affiliated Owner.

      The term "Affiliated Owner" of a Holder or Beneficial Owner shall mean the spouse and certain relatives of such Holder or Beneficial Owner as specified in the applicable laws of the Republic of Korea, any entity in which such Holder or Beneficial Owner holds an interest of not less than 30%, any entity or individual which holds an interest of not less than 30% in the capital of such Holder or Beneficial Owner, and any other person which is treated as such under the Articles of Incorporation of the Company and the applicable laws of the Republic of Korea.

      SECTION 1.03 American Depositary Shares.

      The term "American Depositary Shares" and "ADSs" shall mean the rights and interests in the Deposited Securities (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of the Deposit Agreement and, if issued as Certificated ADS(s) (as hereinafter defined) the ADR(s) issued to evidence such ADSs. ADS(s) may be issued under the terms of the Deposit Agreement in the form of (a) Certificated ADS(s) (as hereinafter defined), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.12. Unless otherwise specified in the Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. Each American Depositary Share shall represent the number of Shares specified in Exhibit A, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 or otherwise with respect to which additional ADSs are not issued, and thereafter American Depositary Shares shall represent the amount of Shares or Deposited Securities specified in such Sections. American depositary shares outstanding under the Original Deposit Agreement as of the date hereof shall, from and after the date hereof, for all purposes be treated as American Depositary Shares issued and outstanding hereunder and shall, from and after the date hereof, be subject to the terms and conditions of the Deposit Agreement in all respects, except that any amendment of the Original Deposit Agreement effected under the terms of the Deposit Agreement which prejudices any substantial existing right of "Owners" or "Beneficial Owners" (each as defined in the Original Deposit Agreement) shall not become effective as to "Owners" and "Beneficial Owners" of American depositary shares until the expiration of thirty
(30) days after notice of the amendments effected by the Deposit Agreement shall have been given to the "Owners" of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof.


                                       2
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      SECTION 1.04 Beneficial Owner.

      The term "Beneficial Owner" shall mean any person who has a beneficial interest in any American Depositary Share. Persons who own beneficial interests in the American depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be treated as Beneficial Owners of ADS(s) under the terms hereof.

      SECTION 1.05 Business Day.

      The term "Business Day" shall mean any day on which both banks in Korea and banks in New York, New York are not required or authorized by law to close. The term "Business Day" as used in Section 2.09 shall mean any day on which banks in New York, New York are not required or authorized by law to close.

      SECTION 1.06 Certificated ADSs

      The term "Certificated ADS(s)" shall have the meaning set forth in Section 2.12.

      SECTION 1.07 Commission.

      The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

      SECTION 1.08 Company.

      The term "Company" shall mean Kookmin Bank, a company organized and existing under the laws of the Republic of Korea, and its successors.

      SECTION 1.09 CSD.

      The term "CSD" shall mean any institution authorized under the applicable law to effect book-entry transfers of securities of Korean corporations, which may include Korea Securities Depository.

      SECTION 1.10 Custodian.

      The term "Custodian" shall mean the principal Seoul, Korea office of Korea Securities Depository, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.


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      SECTION 1.11 Deliver; Surrender.

            (a) The term "deliver", when used with respect to Shares, shall refer, where the context requires, to (i) an entry or entries or an electronic transfer or transfers in or to an account or accounts maintained by a CSD or
(ii) the physical transfer of certificates representing Shares.

            (b) The term "deliver", when used with respect to ADSs, shall mean
(i) one or more book-entry transfers of ADSs to an account or accounts at the DTC, designated by the person entitled to such delivery or (ii) if requested by the person entitled to such delivery, to delivery at the Principal Office of the Depositary of one or more Receipts.

            (c) The term "surrender", when used with respect to Receipts, shall mean (i) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary or (ii) surrender to the Depositary at its Principal Office of one or more Receipts.

      SECTION 1.12 Deposit Agreement.

      The term "Deposit Agreement" shall mean this Second Amended and Restated Deposit Agreement, including the Exhibits hereto, as the same may be amended from time to time in accordance with the provisions hereof.

      SECTION 1.13 Depositary; Principal Office.

      The term "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as depositary under the terms of the Deposit Agreement, and any successor depositary hereunder. The term "Principal Office" when used with respect to the Depositary shall mean the principal office of the Depositary, which at the date of this Deposit Agreement is located at 388 Greenwich Street, 14th Fl, New York, New York 10013, U.S.A.

      SECTION 1.14 Deposited Securities.

      The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited (including as contemplated under Section 2.09) under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu of such deposited Shares and at such time held hereunder, subject as to cash to the provisions of Section 4.05. Notwithstanding anything else contained herein, the securities, property and cash held by the Custodian in respect of American depositary shares outstanding as of the date hereof under the Original Deposit Agreement and defined as "Deposited Securities" thereunder shall, for all purposes from and after the date hereof, be considered to be, and treated as, Deposited Securities hereunder in all respects. The collateral delivered in connection with Pre-Release described in Section 2.09 shall not constitute Deposited Securities.


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      SECTION 1.15 Dollars; Won.

      The term "Dollars" shall mean the lawful currency of the United States. The term "Won" shall mean the lawful currency of the Republic of Korea.

      SECTION 1.16 DTC.

      The term "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

      SECTION 1.17 DTC Participant.

      The term "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.

      SECTION 1.18 Foreign Currency.

      The term "Foreign Currency" shall mean currency other than Dollars.

      SECTION 1.19 Foreign Registrar.

      The term "Foreign Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

      SECTION 1.20 Original Deposit Agreement.

      The term "Original Deposit Agreement" shall mean the deposit agreement, dated as of November 1, 2001, by and among the Company, The Bank of New York, as Depositary, and the owners and beneficial owners from time to time of American depositary receipts issued thereunder.

      SECTION 1.21 Original Depositary.

      The term "Original Depositary" shall mean The Bank of New York appointed as depositary of American depositary shares under the Original Deposit Agreement.


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      SECTION 1.22 Holder.

      The term "Holder" shall mean the person in whose name an ADS is registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADS(s) registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs registered in its name. The "Owner" (as defined in the Original Deposit Agreement) of American depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall from and after the date hereof, become a Holder under the terms of the Deposit Agreement.

      SECTION 1.23 Pre-Release.

      The term "Pre-Release" shall have the meaning set forth in Section 2.09.

      SECTION 1.24 Receipt(s), American Depositary Receipt(s) and ADR(s).

      The term "Receipt(s)", "American Depositary Receipt(s)" and "ADR(s)" shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Deposit Agreement in the form of Certificated ADS(s) (as hereinafter defined), as such ADRs may be amended from time to time in accordance with the provisions of the Deposit Agreement. An ADR may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate." Notwithstanding anything else contained herein or therein, the American depositary receipts issued and outstanding under the terms of the Original Deposit Agreement shall, from and after the date hereof, be treated as American Depositary Receipts issued hereunder and shall, from and after the date hereof, be subject to the terms hereof in all respects.

      SECTION 1.25 Registrar.

      The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts and to countersign Receipts as herein provided and shall include any co-registrar appointed by the Depositary. Each Registrar (other than the Depositary) appointed pursuant to the Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

      SECTION 1.26 Restricted Securities.

      The term "Restricted Securities", shall mean Shares, Deposited Securities or ADSs which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other Affiliate of the Company, or
(iii) are subject to other restrictions on sale or deposit under the laws of the United States, Korea, or under a shareholder agreement or the Articles of Incorporation of the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares, Deposited Securities or ADSs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Shares, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.


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      SECTION 1.27 Securities Act of 1933.

      The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

      SECTION 1.28 Shares.

      The term "Shares" shall mean common shares, par value Won 5,000 per share, of the Company in registered form, heretofore validly issued and outstanding and fully paid and nonassessable or hereafter validly issued, subscribed and outstanding and fully paid and nonassessable and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided, that in no event shall such Shares include evidence of right to receive Shares with respect to which full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in par value, split-up, consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares of the Company, the term "Shares" shall, to the extent not prohibited by law, thereafter mean the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

      SECTION 1.29 Uncertificated ADSs.

      The term "Uncertificated ADS(s)" shall have the meaning set forth in
Section 2.12.

                                   ARTICLE 2

               FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
                  DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

      SECTION 2.01 Form and Transferability of Receipts.

            (a) Form. Certificated ADSs shall be evidenced by definitive ADRs which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary. ADRs may be issued under the Deposit Agreement in denominations of any whole number of ADSs. The ADRs shall be substantially in the form set forth in Exhibit A to the Deposit


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Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Deposit Agreement or required by law. ADRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs. No ADR and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such ADR shall have been so dated, signed, countersigned and registered (other than an American depositary receipt issued and outstanding as of the date hereof under the terms of the Original Deposit Agreement which from and after the date hereof becomes subject to the terms of the Deposit Agreement in all respects). ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary. The ADRs shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not ADRs outstanding hereunder.

            (b) Legends. The ADRs may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of the Deposit Agreement or with any provisions of the Company's Articles of Incorporation or Korean law as (i) may be necessary to enable the Depositary and the Company to perform their respective obligations hereunder, (ii) may be required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any usage with respect thereto,
(iii) may be necessary to indicate any special limitations or restrictions to which any particular ADRs or ADSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) may be required by any book-entry system in which the ADSs are held. Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, in the case of Holders, on the ADR registered in the name of the applicable Holders or, in the case of Beneficial Owners, on the ADR representing the ADSs owned by such Beneficial Owners.

            (c) Title. Subject to the limitations contained herein and in the ADR, title to an ADR (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all


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purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or any ADR to any holder or any beneficial owner unless such holder is the Holder registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner's representative, is the Holder registered on the books of the Depositary.

            (d) Book-Entry Systems. The Depositary shall make all necessary arrangements for the acceptance of the ADSs into DTC. All ADSs held through DTC will be registered in the name of the nominee for DTC (currently "Cede & Co."). As such, the nominee for DTC will be the only "Holder" of all ADSs held through DTC. Unless issued by the Depositary as Uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by a single ADR in the form of a "Balance Certificate," which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the "Balance Certificate" as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants' respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

      SECTION 2.02 Deposit of Shares.

Subject to the terms and conditions of the Deposit Agreement and applicable laws and regulations, Shares (other than Restricted Securities) may be deposited by
(a) the Company or an Affiliate (subject in each case to the terms of Section 5.07) or (b) any person other than the Company or Affiliate (including the Depositary in its individual capacity) at any time, whether or not the transfer books of the Company or the Share Registrar, if any, are closed, by Delivery of the Shares to the Custodian. Every deposit of Shares shall be accompanied by the following: (A) (i) in the case of Shares represented by certificates issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian and (ii) in the case of Shares delivered by book-entry transfer, confirmation of such book-entry transfer to the Custodian


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

or that irrevocable instructions have been given to cause such Shares to be so transferred, (B) such certifications and payments (including, without limitation, the Depositary's fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary, the Custodian or the Company in accordance with the provisions of the Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person(s) stated in such order the number of ADSs representing the Shares so deposited,
(D) evidence satisfactory to the Depositary that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in Korea, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee.

      Notwithstanding the foregoing, the Depositary shall not accept Shares for deposit hereunder (except for deposits pursuant to Sections 4.02, 4.03, 4.04 or 4.11) unless (i) the Company shall have consented to such deposit or (ii) the Company shall have notified the Depositary that the consent required under (i) is no longer required under applicable laws and regulations. The Company hereby consents to any deposit to the extent that, after giving effect to such deposit, the number of Shares on deposit hereunder does not exceed a number of Shares as determined from time to time by the Company (which number shall at no time be less than 100,000,000 Shares), unless such deposit is prohibited by applicable law or would violate the Company's Articles of Incorporation. In addition, the Depositary shall not accept Shares for deposit hereunder if it has been notified by the Company that the Company (i) blocks such deposit to prevent violation of the Company's Articles of Incorporation or applicable law or (ii) has restricted transfer of those Shares to the Depositary to comply with the ownership restrictions referred to in Section 3.05. The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder.

      Without limiting any other provision of the Deposit Agreement, the Depositary shall not knowingly accept for deposit and shall not be required to accept for deposit or maintain on deposit with the Custodian (a) any Restricted Securities except as contemplated by Section 2.12 nor (b) any fractional Shares or fractional Deposited Securities nor (c) a number of Shares or Deposited Securities which upon application of the ADS to Shares ratio would give rise to fractional ADSs. No Shares shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Korea and any necessary approval has been granted by any applicable governmental body in Korea, if any. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

      Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit and shall not be required to accept for deposit or maintain on deposit with the Custodian under the Deposit Agreement (A) any Shares or other securities required to be registered under the provisions of the Securities Act, unless (i) a registration statement is in effect as to such Shares or other securities or (ii) the deposit is made upon terms contemplated in Section 2.12, or (B) any Shares or other securities the deposit of which would violate any provisions of the Articles of Incorporation of the Company. The Depositary and the Custodian shall refuse to accept for deposit whenever notified, as hereafter provided, that the Company has restricted transfer of the Shares to comply with any ownership restrictions referred to in Section 3.05 or under applicable laws. The Company shall notify the Depositary and Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit under the Deposit Agreement or transfer of ADSs to any Holder. For purposes of the foregoing sentences, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to the Deposit Agreement and shall not be required to make any further investigation. The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

      At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited or evidence that Shares have been transferred electronically or through book-entry or that irrevocable instructions have been given to cause the transfer of such Shares to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such orders, instruments and evidence to the Custodian hereunder.

      At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates, if any, or other documents of title, for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates, if any, or other documents of title, to the Custodian for deposit hereunder.

      Upon each delivery to a Custodian of a certificate or certificates, if any, other documents of title, for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such evidence of ownership to the Company or the Foreign Registrar or the relevant CSD, if applicable, for transfer and recordation of the Shares being deposited on the shareholders' register or the books of the CSD, if applicable, in the name of the Depositary or, subject to applicable law, its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.

      Deposited Securities shall, subject to applicable law, be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places, as the Depositary shall determine.

      SECTION 2.03 Issuance of ADSs.

      Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, the Depositary may in its sole discretion require a proper acknowledgment or other evidence that (i) if the shareholders' register of the Company or the Foreign Registrar, if applicable, are open, that any Deposited Securities have been properly recorded upon the shareholders' register of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or, subject to applicable law, its nominee or (ii) where such deposit is made by the entry in the books of a CSD, from such CSD that any Deposited Securities have been recorded upon the books of such CSD in the name of the Depositary or, subject to applicable law, its nominee, together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order an ADS or ADSs are deliverable in respect thereof and the number of ADSs to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, issue and deliver, to or upon the order of such registered in the name or name of person or persons the applicable ADSs, requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees, if any, payable in connection with such deposit and the transfer of the Deposited Securities.

      SECTION 2.04 Transfer of Receipts; Combination and Split-up of Receipts.

      The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America; provided, however, that the Depositary shall refuse to register any transfer of Receipts if it has been notified by the Company that such registration would result in a violation of the ownership restrictions referred to in Section 3.05 or any other applicable law or the Company's Articles of Incorporation. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

      The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.

      The Depositary may, upon at least twenty (20) days' written notice to the Company and written consent of the Company, such consent not to be unreasonably withheld, appoint one or more co-transfer agents, for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes may be appointed by the Depositary, with written consent of the Company, such consent not to be unreasonably withheld. Each co-transfer agent appointed under this Section 2.04 (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

      SECTION 2.05 Surrender of ADSs and Withdrawal of Deposited Securities.

The Holder of ADSs shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADSs upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the ADRs evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the ADRs Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice),
(iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 and Exhibit B) have been paid, subject, however, in each case, to the terms and conditions of the ADRs evidencing the surrendered ADSs, of the Deposit Agreement, of the Company's Articles of Incorporation and of any applicable laws and the rules of CSD, and to any provisions of or governing the Deposited Securities , in each case as in effect at the time thereof.

      Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADRs evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the ADRs evidencing the ADSs so cancelled, of the Articles of Incorporation of the Company, of any applicable laws and of the rules of CSD, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of the Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

      Notwithstanding anything else contained in any ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent not prohibited by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book entry or otherwise (other than the Company or its agent as contemplated by Section 4.08), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the surrender and cancellation of ADSs.

      SECTION 2.06 Limitations on Execution and Delivery, Transfer and Surrender of ADSs.

      As a condition precedent to the issuance and delivery, registration of transfers or surrender of any ADSs, or split-up or combination of Receipts, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Company, the Depositary, the Custodian or the Registrar may require payment from the depositor of Shares or the presenter of the ADS of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, charge or fees and charges of the Depositary with respect to Shares being deposited or withdrawn as provided in Exhibit B hereto) and payment of any applicable fees as provided herein and in Exhibit B hereto, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

      The delivery of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfer of outstanding ADSs or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence. Notwithstanding any other provision of this Deposit Agreement or any Receipts to the contrary, the surrender of outstanding ADSs and withdrawal of Deposited Securities may be suspended only for reasons that may at the time be specified in paragraph I(A)(1) of the General Instructions to Form F-6 under the Securities Act of 1933, or any successor provision thereto. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Shares for such offer and sale. The Depositary shall comply with written instructions of the Company that the Depositary shall not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United States.

      SECTION 2.07 Lost Receipts, etc.

      In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute, register and deliver a new Receipt of like tenor at the expense of the Holder (a) in the case of a mutilated Receipt, in exchange of and substitution for such mutilated Receipt upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen Receipt, in lieu of and in substitution for such destroyed, lost, or stolen Receipt, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence reasonably satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

      SECTION 2.08 Cancellation and Destruction of Surrendered Receipts.

      All Receipts surrendered to the Depositary shall be cancelled by the Depositary. Canceled Receipts shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose. The Depositary is authorized to destroy Receipts so cancelled, subject to Section 2.10.

      Any ADSs held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate).

      SECTION 2.09 Pre-Release Transactions.

      Unless requested by the Company to cease doing so, the Depositary may, to the extent permitted by applicable law, notwithstanding Section 2.03 hereof, issue and deliver ADSs prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release"). The Depositary may, pursuant to Section 2.05, deliver Shares upon the surrender and cancellation of ADSs which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ADSs has been Pre-Released. The Depositary may receive ADSs in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom ADSs are to be delivered that such person, or its customer, (i) owns the Shares or ADSs to be remitted, as the case may be,
(ii) assigns all beneficial right, title and interest in such Shares or ADSs, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or ADSs, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or ADSs, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) Business Days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding pursuant to an issuance of ADSs under Section 2.02 above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set limits with respect to the number of Pre-Released ADSs involved in transactions to be done hereunder with any one person on a case-by-case basis as it deems appropriate. The collateral referred to in clause
(b) above shall be held by the Depositary for the benefit of the Holders as security for the performance of the obligations to deliver Shares or Receipts, as the case may be, set forth in clause (a) above (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

      The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

      SECTION 2.10 Maintenance of Records.

      The Depositary agrees to maintain or cause its agents to maintain records of all ADSs surrendered and Deposited Securities withdrawn under Section 2.05, of substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary. Prior to destroying any such records, the Depositary will notify the Company and will turn such records over to the Company upon its request

      SECTION 2.11 [Intentionally Omitted]

      SECTION 2.12 Certificated/Uncertificated ADSs.

Notwithstanding any other provision of the Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the "Uncertificated ADS(s)" and the ADS(s) evidenced by ADR(s), the "Certificated ADS(s)"). When issuing and maintaining Uncertificated ADS(s) under the Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs. Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to
(a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of the Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all respects be identical to Certificated ADS(s) of the same type and class, except that (i) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s),
(ii) Uncertificated ADS(s) shall, subject to the terms of the Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that (a) such rules and regulations do not conflict with the terms of the Deposit Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Holders upon request, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of the Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders' Uncertificated ADSs under the terms of Section 6.02 of the Deposit Agreement. When issuing ADSs under the terms of the Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.03, 4.02, 4.03,
4.04 and 4.08, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of the Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section
2.12. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.12. Any references in the Deposit Agreement or any ADR(s) to the terms "American Depositary Share(s)" or "ADS(s)" shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this Section 2.12 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.12) and (b) the terms of this Section 2.12, the terms and conditions set forth in this Section 2.12 shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the Uncertificated ADSs.

      SECTION 2.13 Restricted ADSs.

The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Shares in the form of ADSs issued under the terms hereof (such Shares, "Restricted Shares"). Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing such deposited Restricted Shares (such ADSs, the "Restricted ADSs," and the ADRs evidencing such Restricted ADSs, the "Restricted ADRs"). The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all reasonable steps necessary and satisfactory to the Depositary to insure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws. The depositors of such Restricted Shares and the holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and the Restricted ADSs evidenced thereby or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs, which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADRs and the Restricted ADSs represented thereby may be transferred or the Restricted Shares withdrawn. The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall be held separate and distinct from the other Deposited Securities held hereunder. The Restricted Shares and the Restricted ADSs shall not be eligible for Pre-Release Transactions. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs. The Restricted ADRs and the Restricted ADSs evidenced thereby shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement and
(ii) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADR presented is, and the Restricted ADSs evidenced thereby are, transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend set forth on the Restricted ADR presented for transfer. Except as set forth in this Section 2.13 and except as required by applicable law, the Restricted ADRs and the Restricted ADSs evidenced thereby shall be treated as ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.13) and (b) the terms of (i) this Section 2.13 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.13 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs. If the Restricted ADRs, the Restricted ADSs and the Restricted Shares cease to be Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, that the Restricted ADRs, the Restricted ADSs and the Restricted Shares are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Shares, shall (i) eliminate the distinctions and separations between the applicable Restricted Shares held on deposit under this Section 2.13 and the other Shares held on deposit under the terms of the Deposit Agreement that are not Restricted Shares,
(ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADRs or Restricted ADSs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.13 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for Pre-Release Transactions and for inclusion in the applicable book-entry settlement systems.

                                   ARTICLE 3

                   CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

      SECTION 3.01 Filing Proofs, Certificates and Other Information.

      Any person presenting Shares for deposit or any Holder or Beneficial Owner of ADSs may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable Korean or other taxes or other governmental charges, legal or beneficial ownership of ADSs, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of this Deposit Agreement or the Receipts, or such information relating to the registration on the shareholders' register of the Company, a CSD or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any ADSs or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or information is filed or such certificates are executed or such representations and warranties are made. The Depositary shall from time to time advise the Company of the availability of any such proofs, information, certificates or other representations and warranties and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.

      SECTION 3.02 Liability of Holders and Beneficial Owners for Taxes.

      If any tax or other governmental charge shall become payable with respect to any Receipt, ADSs or any Deposited Securities represented by ADSs, such tax or other governmental charge shall be payable by the Holder or Beneficial Owner of such ADSs to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer of ADSs, register the split-up or combination of ADRs and the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

      SECTION 3.03 Warranties on Deposit of Shares.

      Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate, if any, or other documents of title, therefor are validly issued, fully paid and nonassessable and legally obtained by such person, that any preemptive or similar rights with respect thereto have been exercised or validly waived and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the Shares presented for deposit are not, and ADSs representing such Shares would not be, Restricted Securities and the Shares presented for deposit have not been stripped of any rights or entitlements and are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

      SECTION 3.04 Disclosure of Interests.

      The Company may from time to time request Holders or Beneficial Owners or former Holders or Beneficial Owners to provide information as to the capacity in which they hold or held ADSs and regarding the identity of any other persons then or previously interested in such ADSs and the nature of such interest and various other matters. Each such Holder or Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section whether or not still a Holder or Beneficial Owner at the time of such request. The Depositary agrees to use its best efforts that are reasonable under the circumstances to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders or Beneficial Owners and to the last known address, if any, of such former Holders or Beneficial Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company's request and expense, to assist the Company in obtaining such information with respect to the ADSs, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or Beneficial Owners or former Holders or Beneficial Owners.

      SECTION 3.05 Ownership Restrictions.

      The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under the Articles of Incorporation of the Company or applicable laws, or where such transfer would result in a deposit hereunder which is not permitted under Section 2.02. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may cause the total number of Shares represented by the ADSs beneficially owned by a single Holder or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Holder or Beneficial Owner (including Shares beneficially owned by Affiliated Owners of such Holder or Beneficial Owner), to exceed four (4) percent of the aggregate number of shares with voting rights of the Company issued and outstanding, or any other limits under the Articles of Incorporation of the Company or applicable law with respect to which the Company may, from time to time, notify the Depositary. The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Holder or Beneficial Owner in excess of the limitation set forth in the second sentence of this Section 3.05, including but not limited to a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

      Notwithstanding anything in this Deposit Agreement to the contrary, under no circumstances shall the restrictions on ownership set forth in this Section
3.05 authorize or require the Depositary or the Company to seek to void, nullify or rescind any sale or transfer of ADSs effected over the New York Stock Exchange.

                                   ARTICLE 4

                            THE DEPOSITED SECURITIES

      SECTION 4.01 Cash Distributions.

      Whenever the Depositary, or on its behalf, its agent, shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, or shall cause its agent to, as promptly as practicable after its receipt of such dividend or distribution (unless otherwise prohibited or prevented by law), subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall, as promptly as practicable, distribute the amount thus received (net of the expenses of the Depositary as provided in Section 5.09) to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or an agent of the Company, the Depositary or the Custodian shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Holder of ADSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amounts as can be distributed without distributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. The Company or its agent or the Depositary or its agent, as appropriate, shall remit to the appropriate governmental authority or agency in Korea or any other relevant jurisdiction all amounts withheld and owning to such authority or agency. The Depositary shall forward as promptly as practicable to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

      SECTION 4.02 Distributions Other Than Cash, Shares or Rights.

      Subject to the provisions of Section 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, subject to applicable law; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or an agent of the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or that such securities be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be practicable, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 and any expenses in connection with such sale) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.01; provided, further, that no distribution to Holders pursuant to this Section 4.02 shall be unreasonably delayed by any action of the Depositary or any of its agents. The Depositary may withhold any distribution of securities under this
Section 4.02 if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.

      SECTION 4.03 Distributions in Shares.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, distribute, as promptly as practicable, to the Holders of outstanding ADSs entitled thereto, additional ADSs representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of ADSs, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.09. In lieu of delivering fractional ADSs in any such case, the Depositary shall sell the amount of Shares or ADSs represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01; provided, however, that no distribution to Holders pursuant to this Section 4.03 shall be unreasonably delayed by any action of the Depositary or any of its agents. If additional ADSs are not so distributed, each ADS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

      SECTION 4.04 Rights.

      In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available in Dollars to such Holders or, if by the terms of such rights offering or for any other reason it would be unlawful or impracticable for the Depositary to either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines that it is lawful and practicable to make such rights available to all or certain Holders but not to other Holders, the Depositary may, and at the request of the Company shall, distribute to any Holder to whom it determines the distribution to be lawful and practicable, in proportion to the number of ADSs held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

      In circumstances in which rights would otherwise not be distributed, if a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

      If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from such a Holder to the Depositary to exercise such rights, pursuant to such warrants or other instruments, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, issue and deliver ADSs to such Holder; provided, however, that in the case of a distribution pursuant to the second paragraph of this Section, such deposit may be made, and depositary shares may be delivered, under separate arrangements to be entered into between the Company and the Depositary which provide for issuance of depositary receipts which shall be legended in accordance with applicable United States laws and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws, including without limitation, circumstances as provided in Section 2.13 of this Deposit Agreement.

      A Holder or Beneficial Owner shall not be entitled to any rights to subscribe for additional Shares if and to the extent that the number of Shares represented by ADSs beneficially owned by such Holder or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Holder or Beneficial Owner (including Shares beneficially owned by Affiliated Owners of such Holder or Beneficial Owner), exceeds four (4) percent of the aggregated number of shares with voting rights of the Company issued and outstanding.

      If the Depositary determines that it is not lawful or practicable to make such rights available to all or certain Holders, it may, and at the request of the Company shall use its best efforts that are reasonable under the circumstances to, sell the rights, warrants or other instruments in proportion to the number of ADSs held by the Holders to whom it has determined it may not lawfully or practicably make such rights available. The Depositary shall allocate any net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09, any other expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise. Such proceeds shall be distributed in accordance with Section 4.01 hereof. If such sale can be effected only with the approval or license of the Korean government or any agency thereof, the Depositary shall file as promptly as practicable such application for approval or license; however, the Depositary shall be entitled to rely upon Korean local counsel in such matters, which counsel shall be instructed to act as promptly as possible.

      Except as provided in the third preceding paragraph, the Depositary will not offer rights to Holders unless both the rights and the securities to which such rights relate are either exempt from the registration requirements of the Securities Act of 1933 with respect to a distribution to all Holders or are registered under the provisions of such Act. If a Holder of ADSs requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company, upon which the Depositary may rely, that such distribution to such Holder is exempt from such registration.

      The Depositary shall not be responsible for any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holder in particular.

      Notwithstanding anything in this Deposit Agreement to the contrary, the Company shall have no obligation to prepare and file a registration statement for any purpose.

      SECTION 4.05 Conversion of Foreign Currency.

      Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the reasonable judgment of the Depositary, pursuant to applicable law, be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such Foreign Currency into Dollars and such Dollars shall be distributed as promptly as practicable to the Holders entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation. Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in
Section 5.09.

      If such conversion or distribution can be effected only with the approval or license of, or filing a report to, any government or agency thereof, the Depositary shall, as promptly as practicable, file such application for such approval or license, or such report, if any, as it may deem desirable.

      If at any time the Depositary shall determine that in its reasonable judgment, pursuant to applicable law, any Foreign Currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of, or acceptance of any report to, any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable; or if any such approval, license or acceptance is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary or Custodian to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

      If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

      SECTION 4.06 Fixing of Record Date.

      Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall either (x) be the same date as the record date fixed by the Company, or (y) if different from the record date fixed by the Company, be as near as is practicable to such record date (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at, and to attend (without voting or speaking), any such meeting or (iii) who shall be responsible for any fee or charges assessed by the Depositary pursuant to this Deposit Agreement, or (b) on or after the date on which each ADS will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of ADSs held by them respectively and to give voting instructions and to attend such meeting (without voting or speaking) and to act in respect of any other such matter, or shall be responsible for such fee or charges.

      SECTION 4.07 Voting of Deposited Securities and Attendance at Meetings.

      Upon receipt of notice of any meeting or solicitation of proxies of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, deliver to the Holders a notice, the form of which notice shall be in the reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or if requested by the Company a summary of such information provided by the Company), (b) a statement that the Holders as of the close of business on a specified record date will be entitled, subject to any applicable provisions of Korean law and of the Articles of Incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the integral number of Shares or other Deposited Securities represented by their respective ADSs, and (c) a statement as to the manner in which such instructions may be given. Upon the instruction of a Holder on the record date, received on or before the date established by the Depositary for such purpose, the Depositary shall vote or cause to be voted (or give a proxy with respect to) the integral number of Shares or other Deposited Securities represented by the ADSs evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent the Depositary does not receive instructions from Holders on or prior to such date, the Depositary shall vote or cause to be voted the Deposited Shares in the same manner and in the same proportion as the holders of all other outstanding Shares vote their Shares. The Depositary shall not vote (or give a proxy with respect to) Shares or other Deposited Securities other than in accordance with such instructions or as set forth in the immediately preceding sentences. A Holder acting on its own behalf or on behalf of a Beneficial Owner shall not be entitled to give any instructions with respect to voting rights associated with ADSs held by such Holder or Beneficial Owner if and to the extent the total number of Shares represented by ADSs beneficially owned by such Holder or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Holder or Beneficial Owner (including Shares beneficially owned by Affiliated Owners of such Holder or Beneficial Owner), exceeds four (4) percent of the total number of Shares with voting rights of the Company outstanding or any other limit under the Company's Articles of Incorporation or applicable law with respect to which the Company may, from time to time, notify the Depositary. The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence.

      Subject to the rules of any securities exchange on which ADSs or the Deposited Securities represented thereby are listed, the Depositary shall, if requested in writing by the Company, deliver, at least three (3) Business Days prior to the date of such meeting, to the Company, copies of all written instructions or written evidence of instruction given via different means received from Holders in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the ADSs evidenced by such Receipt at such meeting.

      In order to give Holders a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, the Company shall use its best efforts to provide the Depositary notice of any such meeting or solicitation not less than thirty (30) days prior to the meeting date or date for giving such proxies.

      Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law, regulations or applicable stock exchange requirements, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Shares underlying ADSs, distribute to the Holder a notice that provides Holders with a means to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

      Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.

      There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

      SECTION 4.08 Changes Affecting Deposited Securities.

      In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and ADSs shall, subject to the terms of this Deposit Agreement and applicable laws and regulations (including any registration requirement under the Securities Act of 1933), thenceforth represent, in addition to the existing Deposited Securities, the new Deposited Securities so received in exchange or conversion, unless additional ADSs are issued and delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, issue and deliver additional ADSs as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Immediately upon the occurrence of any such change, conversion or exchange covered by this Section 4.08 in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders.

      SECTION 4.09 Available Information; Reports.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Securities and Exchange Commission. Such reports are available for inspection and copying by Holders and Beneficial Owners at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549 or may be obtained from the Securities and Exchanges Commission's website (www.sec.gov).

The Depositary shall make available for inspection by Holders at its office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall distribute to the Holders copies of reports, notices and communications when furnished by the Company pursuant to Section 5.06.

      The Company has delivered to the Depositary and the Custodian a copy in English of its Articles of Incorporation, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy in English of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of this Deposit Agreement. The Depositary will make such copy available for inspection by Holders at the Depositary's Principal Office, at the office of the Custodian and at any other designated transfer offices.

      SECTION 4.10 Lists of Holders.

      Promptly upon request by the Company, the Depositary shall, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and holdings of ADSs by all persons in whose names the ADSs are registered on the books of the Depositary.

      SECTION 4.11 Withholding.

      In connection with any distribution to Holders, the Company or its agent will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Company or such agent and owing to such governmental authority or agency by the Company or such agent; and the Depositary and the Custodian or their respective agents will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Depositary or the Custodian and owing to such authority or agency by the Depositary or the Custodian. The Depositary shall forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies. In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively, all in accordance with applicable provisions of this Deposit Agreement.

      Notwithstanding any other provision of this Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, by the laws of Korea, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith. In making such deductions, the Company shall have no obligation to any Holder or Beneficial Owner to apply a rate under any treaty or other arrangement between Korea and the country within which the Holder or Beneficial Owner is resident unless such Holder or Beneficial Owner has timely provided to the Company or its agent evidence of the residency of such Holder or Beneficial Owner that is satisfactory to the relevant tax authorities of Korea.

      When requested by the Company prior to the distribution of dividends by the Company or in connection with a termination of the Deposit Agreement, the Depositary shall send to all Holders entitled to receive such dividend or proceeds of such sale of Shares, as the case may be, a notice in a form which the Company shall provide requesting evidence of each such Holder's country of tax residence. The Depositary shall forward to the Company or its agent any such evidence received by it in order to establish such Holder's country of tax residence. The Depositary shall have no obligations or liability to any person if any Holder fails to provide such evidence or if such evidence does not reach relevant tax authorities in time for any Holder to obtain the benefit of any tax treaty.

                                   ARTICLE 5

                 THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

      SECTION 5.01 Maintenance of Office and Transfer Books by the Depositary.

      Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers, combinations and split-ups and surrender of ADRs in accordance with the provisions of this Deposit Agreement.

      The Registrar shall keep books for the registration of ADSs and transfers of ADSs which at all reasonable times shall be open for inspection by the Holders and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company, including without limitation a matter related to this Deposit Agreement or the ADSs.

      The Registrar may close the transfer books, after consultation with the Company to the extent practicable, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the reasonable request of the Company, provided that any such closing of the transfer books shall be subject to the provisions of Section 2.06 which limit the suspension of withdrawals of Shares.

      If any ADSs listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the prior written approval of the Company (which approval shall not be unreasonably withheld or delayed), appoint a Registrar or one or more co-registrars for registry of such ADSs in accordance with any requirements of such exchange or exchanges. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary with the prior written approval of the Company (which approval shall not be unreasonably withheld or delayed).

      The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the ADSs, to take copies thereof and to require the Depositary and any co-registrars to supply copies of such portions of such records as the Company may request.

      SECTION 5.02 Prevention or Delay in Performance by the Depositary or the Company.

      Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God or war or other circumstance beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Holder or Beneficial Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03, or an offering or distribution pursuant to Section 4.04, or any change in Deposited Securities pursuant to Section 4.08, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Holders, and the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Holders and making the net proceeds available to such Holders, then the Depositary, subject to the terms of this Deposit Agreement and after consultation with the Company, shall not make such distribution or offering, and shall allow any such distribution or rights, if applicable, to lapse.

      SECTION 5.03 Obligations of the Depositary, the Custodian and the Company.

      The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

      The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Holder or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

      Neither the Depositary nor the Company shall be under any obligation to appear in or prosecute any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADSs on behalf of any Holder, Beneficial Owner or other person, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

      Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information.

      The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for any acts or omissions of a predecessor depositary, provided, however, that the Depositary shall not be absolved from its duty to perform its obligations under this Deposit Agreement without negligence or bad faith and in accordance with industry standards.

      The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

      No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

      The Depositary, subject to Sections 2.05, 2.09 and 3.05 hereof and to applicable laws, may own and deal in any class of securities of the Company and its affiliates and in ADSs.

      SECTION 5.04 Resignation and Removal of the Depositary.

      The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to be effective on the earlier of (i) the 180th day after delivery thereof to the Company (the "Resignation Waiting Period") (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.02), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

      The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 180th day after delivery thereof to the Depositary (the "Removal Waiting Period"), unless waived by the Depositary, or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

      In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.08 and 5.09); but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.08 and 5.09), shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding ADSs. Any such successor depositary shall promptly distribute notice of its appointment to the Holders.

      Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      SECTION 5.05 The Custodian.

      The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and the Depositary shall be responsible for the compliance by the Custodian with the applicable provisions of this Deposit Agreement. Any Custodian may resign and be discharged from its duties hereunder by written notice of such resignation delivered to the Depositary at least thirty (30) days prior to the date on which such resignation is to become effective. If upon the effectiveness of such resignation there would be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians approved by the Company (such approval not to be unreasonably withheld or delayed), each of which shall thereafter be a Custodian hereunder. The Depositary may discharge any Custodian at any time with the approval of the Company (such approval not to be unreasonably withheld or delayed) upon notice to the Custodian being discharged. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may, after consultation with the Company to the extent practicable, appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. Promptly after any such change, the Depositary shall give notice thereof in writing to all Holders.

      Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

      SECTION 5.06 Reports, Notices and Other Communications.

      On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions (other than an offering of rights), the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

      The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission or the rules of any stock exchange on which the ADSs are admitted for trading and will promptly transmit to the Custodian any reports, notices and other communications that are made generally available by the Company to holders of its Shares or other Deposited Securities, as well as English language versions (to the extent required by applicable regulations of the Commission or the rules of any stock exchange on which the ADSs are admitted for trading) of the Company's annual reports (including a description of operations and annual audited consolidated financial statements prepared in conformity with Korean generally accepted accounting principles ("Korean GAAP"), together with, if prepared pursuant to the United States Securities Exchange Act of 1934, as amended, a reconciliation of net earnings and shareholders' equity to United States generally accepted accounting principles) and semi-annual unaudited non-consolidated financial statements prepared in conformity with Korean GAAP to the extent required by any regulations of the Commission or the rules of any stock exchange on which ADSs are admitted for trading. The Depositary will, at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary), arrange for the prompt transmittal by the Custodian to the Depositary of such notices, reports and other communications and arrange for the distribution, as promptly as practicable, at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary), of copies thereof (or if requested by the Company, a summary of any such notice provided by the Company) to all Holders or, at the request of the Company, make such notices, reports (other than the annual and semi-annual financial statements described in the preceding sentence) and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such distributions.

      SECTION 5.07 Distribution of Additional Shares, Rights, etc.

The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares,
(v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, or (viii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, it will consult with U.S. counsel and take all reasonable steps necessary to ensure that the proposed transaction does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.).

      The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, without furnishing to the Depositary, upon the Depositary's reasonable request, (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether such transaction (1) requires a registration statement under the Securities Act to be in effect or
(2) is exempt from the registration requirements of the Securities Act and (b) an opinion of Korean counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of Korea and (2) all requisite regulatory consents and approvals have been obtained in Korea. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in the Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act.

      Notwithstanding anything else contained in the Deposit Agreement, nothing in the Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

      SECTION 5.08 Indemnification.

The Company agrees to indemnify the Depositary, its officers, directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, pursuant to the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian (other than the Company) as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares, or omissions from such information; or (ii) by the Company or any of its directors, employees, agents and affiliates.

      The Depositary agrees to indemnify the Company, its officers, directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary due to negligence or bad faith of the Depositary. With respect to any liability or expense of the Company, its officers, directors, agents, affiliates or employees arising out of acts negligently performed or omitted to be performed by the Custodian, the Depositary agrees to (i) assign to the Company, to the extent of such liability or expense, such cause of action in respect of such negligent performance or non-performance as the Depositary may have against the Custodian pursuant to the terms of the custody agreement between the Depositary and the Custodian on the subject of custody of the Shares represented by ADSs and (ii) use its best efforts to assist the Company in its bringing of any action against the Custodian under the applicable custody agreement in respect of such negligent performance or non-performance by the Custodian.

      Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

      The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

      SECTION 5.09 Charges of Depositary.

The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.01. The Depositary shall present statements for such expenses to the Company at least once every three (3) months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the applicable record date established by the Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

      The Depositary may remit to the Company all or a portion of the Depositary fees charged for the reimbursement of certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time. The Company shall promptly pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree in writing from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.

      The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

      SECTION 5.10 Retention of Depositary Documents.

      The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company reasonably requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

      SECTION 5.11 Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as Citibank, N.A. is acting as Depositary hereunder, subject, however, to the rights of the Company under Section 5.04.

      SECTION 5.12 Restricted Securities Owners.

      The Company has advised or agrees to use its reasonable best efforts to advise in writing each of the persons or entities who, to the knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder.

                                   ARTICLE 6

                            AMENDMENT AND TERMINATION

      SECTION 6.01 Amendment.

      The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended without the consent of Holders or Beneficial Owners by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding ADSs. Every Holder or Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold or own such ADSs, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADSs to surrender such ADSs and receive therefor the Deposited Securities represented by the ADSs evidenced thereby, except in order to comply with mandatory provisions of applicable law.

      Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for
(a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners.

      SECTION 6.02 Termination.

      The Depositary shall at any time, at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Holders of all ADSs then outstanding, if at any time the Resignation Waiting Period shall have expired and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination, the Holder of an ADS will, upon (a) Delivery of such ADSs to the Depositary, (b) payment of the fees of the Depositary for the surrender of ADSs referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Holder or upon the Holder's order, of the amount of Deposited Securities represented by the ADSs. If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Holder of such ADSs in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of sixty (60) days from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of ADSs which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Holder of such ADSs in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

                                    ARTICLE 7

                                  MISCELLANEOUS

      SECTION 7.01 Counterparts.

      This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

      SECTION 7.02 No Third Party Beneficiaries.

      This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

      SECTION 7.03 Severability.

      In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

      SECTION 7.04 Holders and Beneficial Owners as Parties; Binding Effect.

      The Holders and Beneficial Owners from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions of this Deposit Agreement and of the Receipts by acceptance thereof or any interest therein.

      SECTION 7.05 Notices.

      Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to

                  Kookmin Bank
                  36-3 Yeoido-Dong
                  Yeuongdeungpo-Gu
                  Seoul 150-758, Korea
                  Attention:  IR Team Manager
                  Facsimile Number: +82-2-2073-8360

or any other place to which the Company may have transferred its principal office with notice to the Depositary.

      Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to

                  Citibank, N.A.
                  388 Greenwich Street
                  New York, New York 10013
                  Attention: Depositary Receipts Department
                  Facsimile: +1-212-816-6865

or any other place to which the Depositary may have transferred its office with notice to the Company.

      Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be delivered to some other address, at the address designated in such request.

      Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

      SECTION 7.06 Submission to Jurisdiction; Appointment of Agent for Service of Process.

      The Company hereby (i) irrevocably designates and appoints Kookmin Bank, New York Branch, 565 Fifth Avenue, 24th Floor, New York, New York 10017, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the ADSs, the Receipts or this Deposit Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any ADSs or Receipts remain outstanding or this Deposit Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed upon filing with the relevant clerk of court of an affidavit of such service, including the return receipt signed by the Company or other official proof of delivery or, if acceptance was refused by the Company, the original envelope with a notation by the postal authorities that acceptance was refused.

      SECTION 7.07 Governing Law.

      This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the law of the State of New York.

      SECTION 7.08 Headings.

      Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

      SECTION 7.09 Amendment and Restatement.

      The Depositary shall arrange to have new Receipts printed that reflect the form of Receipts attached to the Deposit Agreement. All Receipts issued hereunder after the date hereof, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing Receipts, shall be substantially in the form of the specimen Receipt attached as Exhibit A hereto. However, American depositary receipts issued prior to the date hereof under the terms of the Original Deposit Agreement and outstanding as of the date hereof, which do not reflect the form of Receipts attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

      The Company hereby instructs the Depositary to (i) promptly send notice of the execution of the Deposit Agreement to all owners (as defined in the Original Deposit Agreement) of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof and (ii) inform owners (as defined in the Original Deposit Agreement) of American depositary shares issued as "certificated American depositary shares" and outstanding under the Original Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their American depositary receipts for one or more ADR(s) issued pursuant to the Deposit Agreement.

      Owners and Beneficial Owners (in each case within the meaning given to such terms in the Original Deposit Agreement) of American depositary shares issued pursuant to the Original Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of ADSs issued pursuant to, and be subject to all of the terms and conditions of, the Deposit Agreement in all respects; provided, however, that any term of the Deposit Agreement that prejudices any substantial existing right of owners or beneficial owners (within the meaning given to such terms in the Original Deposit Agreement) of American depositary shares issued under the Original Deposit Agreement shall not become effective as to Holders and Beneficial Owners until thirty (30) days after notice of the amendments effectuated by the Deposit Agreement shall have been given to Holders of ADSs outstanding as of the date hereof.

      IN WITNESS WHEREOF, KOOKMIN BANK and CITIBANK, N.A. have duly executed this agreement as of the day and year first set forth above and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof or any interest therein.


                                     KOOKMIN BANK

                                     By: /s/ Kap Shin
                                         --------------------------------------
                                         Name:  Kap Shin
                                         Title: CFO/
                                                Senior Executive Vice President/
                                                Executive Director


                                     CITIBANK, N.A., as Depositary

                                     By: /s/ Susan A. Lucanto
                                         --------------------------------------
                                         Name:  Susan A. Lucanto
                                         Title: Vice President

                                    EXHIBIT A

      IN ACCORDANCE WITH KOREAN LAW AND THE ARTICLES OF INCORPORATION OF THE COMPANY, THE RIGHT TO INSTRUCT THE DEPOSITARY WITH RESPECT TO VOTING MAY BE RESTRICTED. SEE ARTICLE 16 HEREOF.

                                             AMERICAN DEPOSITARY SHARES
                                             (Each American Depositary Share
                                             represents one (1) Deposited Share)

                                 CITIBANK, N.A.
                           AMERICAN DEPOSITARY RECEIPT
                 FOR COMMON SHARES, PAR VALUE WON 5,000 EACH, OF
                                  KOOKMIN BANK
               (ORGANIZED UNDER THE LAWS OF THE REPUBLIC OF KOREA)

            CITIBANK, N.A., as depositary (hereinafter called the Depositary), hereby certifies that ___________________, or registered assigns IS THE HOLDER OF _____________________________________

                           AMERICAN DEPOSITARY SHARES

representing deposited common shares, par value Won 5,000 each (herein called Shares), of Kookmin Bank, a company organized under the laws of the Republic of Korea (herein called the Company). At the date hereof, each American Depositary Share represents one (1) Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Seoul, Korea office of Korea Securities Depository (herein called the Custodian). The Depositary's Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

      1. THE DEPOSIT AGREEMENT.

      This American Depositary Receipt is one of an issue (herein called Receipts or ADR(s)), all issued and to be issued upon the terms and conditions set forth in the Second Amended and Restated Deposit Agreement, dated as of November 21, 2006, by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of American Depositary Shares (herein called ADS(s)) issued thereunder, as the same may be amended from time to time in accordance with its terms (herein called the Deposit Agreement. Each Holder and Beneficial Owner, by accepting an ADSs, a Receipt or interests therein agrees to become a party thereto and become bound by all the terms and conditions of the Deposit Agreement. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the ADSs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called Deposited Securities). Copies of the Deposit Agreement are on file at the principal office of the Depositary and at the office of the Custodian.

      The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

      2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

      The Holder of ADSs shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADSs upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the ADRs evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the ADRs Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice),
(iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 of the Deposit Agreement and Exhibit B to the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this or any ADRs evidencing the surrendered ADSs, of the Deposit Agreement, of the Company's Articles of Incorporation and of any applicable laws and the rules of CSD, and to any provisions of or governing the Deposited Securities , in each case as in effect at the time thereof.

      Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADRs evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this or any ADRs evidencing the ADSs so cancelled, of the Articles of Incorporation of the Company, of any applicable laws and of the rules of CSD, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of the Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause the appropriate whole number of Shares to be Delivered in accordance with the terms of the Deposit Agreement, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

      Notwithstanding anything else contained in this or any ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent not prohibited by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      3. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

      The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers of this Receipt or any other Receipt on its transfer books from time to time, upon any surrender of such Receipt(s), by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America; provided, however, that the Depositary shall refuse to register any transfer of Receipts if it has been notified by the Company that such registration would result in a violation of the ownership restrictions referred to in Section 3.05 of the Deposit Agreement or any other applicable law or the Company's Articles of Incorporation. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto. The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.

      As a condition precedent to the issuance and delivery, registration of transfers or surrender of any ADSs, or split-up or combination this or any Receipt(s), the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Company, the Depositary, the Custodian or the Registrar may require payment from the depositor of Shares or the presenter of the ADS of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, charge or fees and charges of the Depositary with respect to Shares being deposited or withdrawn as provided in Exhibit B to the Deposit Agreement) and payment of any applicable fees as provided herein, in the Deposit Agreement and in Exhibit B to the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement, including, without limitation, Section 2.06 of the Deposit Agreement.

      The delivery of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfer of outstanding ADSs or the combination or split-up of this or any Receipt(s) generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason, subject to the provisions of the following sentence. Notwithstanding any other provision of the Deposit Agreement or this or any Receipt(s) to the contrary, the surrender of outstanding ADSs and withdrawal of Deposited Securities may be suspended only for reasons that may at the time be specified in paragraph I(A)(1) of the General Instructions to Form F-6 under the Securities Act of 1933, or any successor provision thereto. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Shares for such offer and sale. The Depositary shall comply with written instructions of the Company that the Depositary shall not accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United States.

      4. LIABILITY OF HOLDER FOR TAXES.

      If any tax or other governmental charge shall become payable with respect to this or any Receipt or any Deposited Securities represented by ADSs, such tax or other governmental charge shall be payable by the Holder or Beneficial Owner of such ADSs to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer of ADSs, register the split-up or combination of ADRs and the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

      5. WARRANTIES OF DEPOSITORS.

      Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate, if any, or other documents of title, therefor are validly issued, fully paid and non-assessable and legally obtained by such person, that any preemptive or similar rights with respect thereto have been exercised or validly waived and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the Shares presented for deposit are not, and ADSs representing such Shares would not be, Restricted Securities and the Shares presented for deposit have not been stripped of any rights or entitlements and are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

      6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

      Any person presenting Shares for deposit or any Holder or Beneficial Owner of ADSs may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable Korean or other taxes or other governmental charges, legal or beneficial ownership of ADSs, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of the Deposit Agreement or this Receipt, or such information relating to the registration on the shareholders' register of the Company, a CSD or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any ADSs or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or information is filed or such certificates are executed or such representations and warranties are made. The Depositary shall from time to time advise the Company of the availability of any such proofs, information, certificates or other representations and warranties and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.

      7. CHARGES OF DEPOSITARY.

The Depositary shall charge the following fees:

            (i) Issuance Fee: to any person depositing Shares or to any person receiving ADSs upon a deposit of Shares, a fee of up to U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances as a result of distributions described in paragraph (iv) below);

            (ii) Cancellation Fee: to any person surrendering ADSs for purposes of withdrawal of Deposited Securities or any person to whom Deposited Securities are delivered, a fee of up to U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered;

            (iii) Cash Distribution Fee: to any person to whom a distribution is made, a fee of up to U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements);

            (iv) Stock Distribution/Rights Exercise Fee: to any Holder of ADS(s), a fee of up to U.S. $2.00 per 100 ADSs (or fraction thereof) held for (a) the distribution of stock dividends or other free stock distributions or (b) the exercise of rights to purchase additional ADSs;

            (v) Other Distribution Fee: to any Holder of ADS(s), a fee of up to U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares);

            (vi) Depositary Services Fee: to any Holder of ADS(s), a fee of up to U.S. $2.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary; and

            (vii) ADR Transfer Fee: to any person presenting an ADR for transfer, a fee of U.S. $1.50 per ADR so presented for transfer.

            In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs; (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (vi) the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

      The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively in this paragraph (7) and the Fee Schedule attached as Exhibit B to the Deposit Agreement. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.01 of the Deposit Agreement.

      Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the applicable record date established by the Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

      The Depositary may remit to the Company all or a portion of the Depositary fees charged for the reimbursement of certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time. The Company shall promptly pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree in writing from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.

      8. PRE-RELEASE OF RECEIPTS.

      Unless requested by the Company to cease doing so, the Depositary may, to the extent permitted by applicable law, notwithstanding Section 2.03 of the Deposit Agreement, issue and deliver ADSs prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release"). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the surrender and cancellation of ADSs which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ADSs has been Pre-Released. The Depositary may receive ADSs in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom ADSs are to be delivered that such person, or its customer, (i) owns the Shares or ADSs to be remitted, as the case may be,
(ii) assigns all beneficial right, title and interest in such Shares or ADSs, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or ADSs, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or ADSs, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) Business Days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding pursuant to an issuance of ADSs under Section 2.02 of the Deposit Agreement), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set limits with respect to the number of Pre-Released ADSs involved in transactions to be done under the Deposit Agreement with any one person on a case-by-case basis as it deems appropriate. The collateral referred to in clause (b) above shall be held by the Depositary for the benefit of the Holders as security for the performance of the obligations to deliver Shares or Receipts, as the case may be, set forth in clause (a) above (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

      The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

      9. TITLE TO RECEIPTS.

      It is a condition of this Receipt, and every successive holder and Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

      10. VALIDITY OF RECEIPT.

      This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

      11. REPORTS; INSPECTION OF TRANSFER BOOKS.

      The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Securities and Exchange Commission. Such reports are available for inspection and copying by Holders and Beneficial Owners at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549 or may be obtained form the Securities and Exchange Commission's website (www.sec.gov).

      The Depositary shall make available for inspection by Holders at its office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Holders copies of such reports, notices and communications furnished by the Company pursuant to the Deposit Agreement.

      The Depositary will keep books for the registration of ADSs and transfers of ADSs which at all reasonable times shall be open for inspection by the Holders and the Company provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or for an object other than the business of the Company, including, without limitation, a matter related to the Deposit Agreement or the Receipts.

Dated:

CITIBANK, N.A.                           CITIBANK, N.A.
Transfer Agent and Registrar             as Depositary
By:  __________________________________  By:  __________________________________
      Authorized Signatory                     Authorized Signatory

      The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

                            [FORM OF REVERSE OF ADR]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

      12. DIVIDENDS AND DISTRIBUTIONS.

      Whenever the Depositary, or on its behalf, its agent, shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, or shall cause its agent to, as promptly as practicable after its receipt of such dividend or distribution (unless otherwise prohibited or prevented by law), subject to the provisions of Section 4.05 of the Deposit Agreement, convert such dividend or distribution into Dollars and shall, as promptly as practicable, distribute the amount thus received (net of the expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or an agent of the Company, the Depositary or the Custodian shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Holder of ADSs representing such Deposited Securities shall be reduced accordingly.

      Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, subject to applicable law; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or an agent of the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or that such securities be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be practicable, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and any expenses in connection with such sale) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.01 of the Deposit Agreement; provided, further, that no distribution to Holders pursuant to this paragraph or to Section 4.02 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents. The Depositary may withhold any distribution of securities under this paragraph or Section 4.02 of the Deposit Agreement if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, distribute, as promptly as practicable, to the Holders of outstanding ADSs entitled thereto, additional ADSs representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of ADSs, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement. In lieu of delivering fractional ADSs in any such case, the Depositary shall sell the amount of Shares or ADSs represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement; provided, however, that no distribution to Holders pursuant to Section 4.03 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents. If additional ADSs are not so distributed, each ADS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

      Notwithstanding any other provision of this Receipt or the Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company or its agent or the Depositary or its agents shall make such deductions (if any) which, by the laws of Korea, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith. In making such deductions, the Company shall have no obligation to any Holder or Beneficial Owner to apply a rate under any treaty or other arrangement between Korea and the country within which the Holder or Beneficial Owner is resident unless such Holder or Beneficial Owner has timely provided to the Company or its agent evidence of the residency of such Holder or Beneficial Owner that is satisfactory to the relevant tax authorities of Korea.

      When requested by the Company prior to the distribution of dividends by the Company or in connection with a termination of the Deposit Agreement, the Depositary shall send to all Holder s entitled to receive such dividend or the proceeds of such sale of Shares, as the case may be, a notice in a form which the Company shall provide requesting evidence of each such Holder 's country of tax residence. The Depositary shall forward to the Company or its agent any such evidence received by it in order to establish such Holder 's country of tax residence. The Depositary shall have no obligations or liability to any person if any Holder fails to provide such evidence or if such evidence does not reach relevant tax authorities in time for any Holder to obtain the benefit of any tax treaty.

      13. RIGHTS.

      In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available in Dollars to such Holders or, if by the terms of such rights offering or for any other reason it would be unlawful or impracticable for the Depositary to either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines that it is lawful and practicable to make such rights available to all or certain Holders but not to other Holders, the Depositary may, and at the request of the Company shall, distribute to any Holder to whom it determines the distribution to be lawful and practicable, in proportion to the number of ADSs held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

      In circumstances in which rights would otherwise not be distributed, if a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

      If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from such a Holder to the Depositary to exercise such rights, pursuant to such warrants or other instruments, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, issue and deliver ADSs to such Holder; provided, however, that in the case of a distribution pursuant to the paragraph above, such deposit may be made, and depositary shares may be delivered, under separate arrangements to be entered into between the Company and the Depositary which provide for issuance of depositary receipts which shall be legended in accordance with applicable United States laws and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws, including without limitation, circumstances as provided in Section 2.13 of the Deposit Agreement.

      A Holder or Beneficial Owner shall not be entitled to any rights to subscribe for additional Shares if and to the extent that the number of Shares represented by ADSs beneficially owned by such Holder or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Holder or Beneficial Owner (including Shares beneficially owned by Affiliated Owners of such Holder or Beneficial Owner), exceeds four (4) percent of the aggregated number of shares with voting rights of the Company issued and outstanding.

      If the Depositary determines that it is not lawful or practicable to make such rights available to all or certain Holders, it may, and at the request of the Company shall use its best efforts that are reasonable under the circumstances to, sell the rights, warrants or other instruments in proportion to the number of ADSs held by the Holders to whom it has determined it may not lawfully or practicably make such rights available. The Depositary shall allocate any net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement, any other expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise. Such proceeds shall be distributed in accordance with Section 4.01 of the Deposit Agreement. If such sale can be effected only with the approval or license of the Korean government or any agency thereof, the Depositary shall file as promptly as practicable such application for approval or license; however, the Depositary shall be entitled to rely upon Korean local counsel in such matters, which counsel shall be instructed to act as promptly as possible.

      Except as provided in the third preceding paragraph, the Depositary will not offer rights to Holders unless both the rights and the securities to which such rights relate are either exempt from the registration requirements of the Securities Act of 1933 with respect to a distribution to all Holders or are registered under the provisions of such Act. If a Holder of ADSs requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company, upon which the Depositary may rely, that such distribution to such Holder is exempt from such registration.

      The Depositary shall not be responsible for any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holder in particular.

      14. CONVERSION OF FOREIGN CURRENCY.

      Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the reasonable judgment of the Depositary, pursuant to applicable law, be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such Foreign Currency into Dollars and such Dollars shall be distributed as promptly as practicable to the Holders entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation. Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.

      If such conversion or distribution can be effected only with the approval or license of, or filing a report to, any government or agency thereof, the Depositary shall, as promptly as practicable, file such application for such approval or license, or such report, if any, as it may deem desirable.

      If at any time the Depositary shall determine that in its reasonable judgment, pursuant to applicable law, any Foreign Currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of, or acceptance of any report to, any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable; or if any such approval, license or acceptance is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary or Custodian to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

      If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

      15. RECORD DATES.

      Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall either (x) be the same date as the record date fixed by the Company, or (y) if different from the record date fixed by the Company, be as near as is practicable to such record date (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at, and to attend (without voting or speaking), any such meeting or (iii) who shall be responsible for any fee or charges assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after the date on which each ADS will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

      16. VOTING OF DEPOSITED SECURITIES AND ATTENDANCE AT MEETINGS.

      Upon receipt of notice of any meeting or solicitation of proxies of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Holders of ADSs a notice, the form of which notice shall be in the reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, (or, if requested by the Company a summary of such information provided by the Company), (b) a statement that the Holders of ADSs as of the close of business on a specified record date will be entitled, subject to any applicable provisions of Korean law and of the Articles of Incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the integral number of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given. Upon the written request of a Holder of an ADS on the record date, received on or before the date established by the Depositary for such purpose, the Depositary shall vote or cause to be voted (or give a proxy with respect to) the integral number of Shares or other Deposited Securities represented by such American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent the Depositary does not receive instructions from Holders on or prior to such date, the Depositary shall vote or cause to be voted deposited Shares in the same manner and in the same proportion as the holders of all other outstanding Shares vote their Shares. The Depositary shall not vote (or give a proxy with respect to) Shares or other

Deposited Securities other than in accordance with such instructions or as set forth in the immediately preceding sentence. A Holder acting on its own behalf or on behalf of a Beneficial Owner shall not be entitled to give any instructions with respect to voting rights associated with ADSs held by such Holder or Beneficial Owner if and to the extent the total number of Shares represented by American Depositary Shares beneficially owned by such Holder or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Holder or Beneficial Owner (including Shares beneficially owned by Affiliated Owners of such Holder or Beneficial Owner), exceeds four (4) percent of the total number of shares with voting rights of the Company outstanding or any other limit under the Company's Articles of Incorporation or applicable law with respect to which the Company may, from time to time, notify the Depositary. The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence.

      17. CHANGES AFFECTING DEPOSITED SECURITIES.

      In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall, subject to the terms of the Deposit Agreement and applicable laws and regulations (including any registration requirement under the Securities Act of 1933), be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the new Deposited Securities so received in exchange or conversion, unless additional ADSs are issued and delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, issue and deliver additional ADSs as in the case of a dividend in Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.08 of the Deposit Agreement in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders of ADSs.

      18. LIABILITY OF THE COMPANY AND DEPOSITARY.

      Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God or war or other circumstance beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Holder or Beneficial Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or any change in Deposited Securities pursuant to Section
4.08 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Holders, and the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Holders and making the net proceeds available to such Holders, then the Depositary, subject to the terms of the Deposit Agreement and after consultation with the Company, shall not make such distribution or offering, and shall allow any such distribution or rights, if applicable, to lapse. The Company assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Holders or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Holder or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. Neither the Depositary nor the Company shall be under any obligation to appear in or prosecute any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADSs on behalf of any Holder, Beneficial Owner or other person, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for any acts or omissions of a predecessor depositary, provided, however, that the Depositary shall not be absolved from its duty to perform its obligations under the Deposit Agreement without negligence or bad faith and in accordance with industry standards. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith.

      No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

      The Depositary, subject to Sections 2.05, 2.09 and 3.05 of the Deposit Agreement and to applicable laws, may own and deal in any class of securities of the Company and its affiliates and in ADSs.

      19. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

      The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to be effective on the earlier of (i) the 180th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.02 of the Deposit Agreement), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

      The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 180th day after delivery thereof to the Depositary, unless waived by the Depositary, or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

      Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may, after consultation with the Company to the extent practicable, appoint a substitute or additional custodian or custodians.

      20. AMENDMENT.

      The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended without the consent of Holders or Beneficial Owners by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding ADSs. Every Holder or Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold or own such ADSs, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADSs to surrender such ADSs and receive therefor the Deposited Securities represented by the ADSs evidenced thereby, except in order to comply with mandatory provisions of applicable law.

      21. TERMINATION OF DEPOSIT AGREEMENT.

      The Depositary shall at any time, at the direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Holders of all ADSs then outstanding, if at any time the Resignation Waiting Period shall have expired and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. On and after the date of termination, the Holder of an ADS will, upon (a) Delivery of such ADSs to the Depositary, (b) payment of the fees of the Depositary for the surrender of ADSs referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Holder or upon the Holder's order, of the amount of Deposited Securities represented by the ADSs. If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Holder of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of sixty (60) days from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Holders of ADSs which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Holder of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

      22. DISCLOSURE OF INTERESTS; OWNERSHIP LIMITATIONS.

      The Company may from time to time request Holders or Beneficial Owners or former Holders or Beneficial Owners to provide information as to the capacity in which they hold or held ADSs and regarding the identity of any other persons then or previously interested in such ADSs and the nature of such interest and various other matters. Each such Holder or Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement whether or not still a Holder or Beneficial Owner at the time of such request. The Depositary agrees to use its best efforts that are reasonable under the circumstances to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders or Beneficial Owners and to the last known address, if any, of such former Holders or Beneficial Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company's request and expense, to assist the Company in obtaining such information with respect to the ADSs, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or Beneficial Owners or former Holders or Beneficial Owners.

      The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under the Articles of Incorporation of the Company or applicable laws, or where such transfer would result in a deposit under the Deposit Agreement which is not permitted under
Section 2.02 of the Deposit Agreement. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may cause the total number of Shares represented by the ADSs beneficially owned by a single Holder or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Holder or Beneficial Owner (including Shares beneficially owned by Affiliated Owners of such Holder or Beneficial Owner), to exceed four (4) percent of the aggregate number of shares with voting rights of the Company issued and outstanding, or any other limits under the Articles of Incorporation of the Company or applicable law with respect to which the Company may, from time to time, notify the Depositary. The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Holder or Beneficial Owner in excess of the limitation set forth in the second sentence of Section 3.05 of the Deposit Agreement, including but not limited to a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

      Notwithstanding anything in the Deposit Agreement or this Receipt or any Receipt(s) to the contrary, under no circumstances shall the restrictions on ownership set forth in Section 3.05 of the Deposit Agreement authorize or require the Depositary or the Company to seek to void, nullify or rescind any sale or transfer of ADSs effected over the New York Stock Exchange.

                                    EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

      All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

      I. Depositary Fees

      The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

---------------------------------------- ------------------------------------- -------------------------------------
                Service                                  Rate                              By Whom Paid
---------------------------------------- ------------------------------------- -------------------------------------
(1)      Issuance of ADSs upon deposit   Up to U.S. $5.00 per 100 ADSs (or     Person depositing Shares or person
         of Shares (excluding            fraction thereof) issued.             receiving ADSs.
         issuances as a result of
         distributions described in
         paragraph (4) below).
---------------------------------------- ------------------------------------- -------------------------------------
(2)      Delivery of Deposited           Up to U.S. $5.00 per 100 ADSs (or     Person surrendering ADSs for
         Securities against surrender    fraction thereof) surrendered.        purpose of withdrawal of Deposited
         of ADSs.                                                              Securities or person to whom
                                                                               Deposited Securities are delivered.
---------------------------------------- ------------------------------------- -------------------------------------
(3)      Distribution of cash            Up to U.S. $2.00 per 100 ADSs (or     Person to whom distribution is made.
         dividends or other cash         fraction thereof) held.
         distributions (i.e., sale of
         rights and other
         entitlements).
---------------------------------------- ------------------------------------- -------------------------------------
(4)      Distribution of ADSs pursuant   Up to U.S. $2.00 per 100 ADSs (or     Person to whom distribution is made.
         to (i) stock dividends or       fraction thereof) held.
         other free stock
         distributions, or
         (ii) exercise of rights to
         purchase additional ADSs.
---------------------------------------- ------------------------------------- -------------------------------------
(5)      Distribution of securities      Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
         other than ADSs or rights to    fraction thereof) held.
         purchase additional ADSs
         (i.e., spin-off shares).
------------------------------------------------------------------------------ -------------------------------------
(6)      Depositary Services.            Up to U.S. $2.00 per 100 ADSs (or     Person holding ADSs on applicable
                                         fraction thereof) held.               record date(s) established by the
                                                                               Depositary.
---------------------------------------- ------------------------------------- -------------------------------------
(7)      Transfer of ADRs.               U.S. $1.50 per certificate            Person presenting certificate for
                                         presented for transfer.               transfer.
---------------------------------------- ------------------------------------- -------------------------------------

      II. Charges

Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

      o taxes (including applicable interest and penalties) and other governmental charges;

      o such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

      o such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

      o the expenses and charges incurred by the Depositary in the conversion of foreign currency;

      o such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

      o the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Securities.


                                      B-2